UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 10, 2009

GOLD HORSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China	010030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	86(71)339-7999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement.

Item 8.01	Other Events.

On June 10, 2009 Gold Horse International, Inc. (the “Company”) received written declarations of an event of default under its Securities Purchase Agreement dated as of November 30, 2007 and related 10% secured convertible debentures from the holders of an aggregate principal amount of $700,666.67 of debentures. In November 2007 the Company issued and sold $2,183,000 principal amount 10% secured convertible debentures which matured on March 31, 2009. The Company advanced $1,800,000 of the net proceeds of this offering to the Jin Ma Companies for working capital. In conjunction with the transaction, Messrs. Liankuan Yang and Yang Yang and Ms. Runlan Ma, executive officers and directors of both the Company and the Jin Ma Companies, pledged an aggregate of 19,000,000 shares of the Company’s common stock owned by them as additional security for the Company’s obligations under the 10% secured convertible debentures. This represents approximately 36% of the Company’s presently issued and outstanding common stock.

The participants in this financing were seven institutional investors, including Alpha Capital Anstalt, Whalehaven Capital Fund Limited, Ancora Greater China Fund, L.P., Excalibur Small-Cap Opportunities LP, Enable Growth Partners LP, Enable Opportunity Partner LP and Pierce Diversified Strategy Master Fund LLC, Ena. Notices of default were received by the Company from Excalibur Small-Cap Opportunities LP, Enable Growth Partners LP, Enable Opportunity Partner LP and Pierce Diversified Strategy Master Fund LLC, Ena. The agreements related to the sale of the 10% secured convertible debentures contain a cross default provision. Accordingly, although the Company has not received a notice of default from all of the debenture holders, as a result of the default notices received to date the entire principal amount of the debentures is deemed in default. In addition, on June 23, 2009, certain debenture holders began the process to foreclose upon the pledged shares in accordance with the terms of the pledge agreement executed in connection Securities Purchase Agreement.

The Company has no business or operations separate from the Contractural Arrangements with the Jin Ma Companies. As disclosed in the Company’s filings with the Securities and Exchange Commission, the Jin Ma Companies had previously represented to the Company that they intended to either pay all or a portion of the management fees due the Company which totaled approximately $11,300,000 at March 31, 2009 and/or repay all or a portion of the amounts advanced to them to ensure that the Company had sufficient cash to make the interest and principal payments on the 10% secured convertible debentures when they became due in March 2009. Mr. Liankuan Yang, the Company’s CEO, is also the CEO and controlling person of the Jin Ma Companies. The debentures were not paid when due.

During May 2009, the Company entered into negotiations with the debenture holders to restructure the payment terms and reached an understanding, subject to the execution of definitive documents, to extend the due date of the debentures and cure the default. On May 18, 2009, the Company and the debenture holders signed a Debenture and Warrant Amendment Agreement (the “Amendment Agreement”) and Amended and Restated 14% Secured Convertible Debentures (the “Exchanged Debentures”). The restructuring of the debentures required the Company to pay the debenture holders an aggregate of appoximatley $382,000. The Company was dependent upon the Jin Ma Companies to pay a portion of the aforedescribed amounts due the Company in order to provide the funds necessary to make these payments to the debenture holders. The Jin Ma Companies, however, had been unable to consummate this restructure due to delays caused by China’s State Administration of Foreign Exchange (“SAFE”), the agency that the Jin Ma Companies must get approval from to wire the funds to the debenture holders. On June 30, 2009, the Company and the debenture holders executed an Amendment to the Amendment Agreement effectively consummating the Amendment Agreement and issuing the Exchanged Debentures. The rights and obligations of the debenture holders and of the Company with respect to the Amended and Amended Exchanged Debentures and any securities underlying such securities are identical in all respects to the rights and obligations of the debenture holders and of the Company with respect to the debentures and the underlying shares issued and issuable pursuant to the original Securities Purchase Agreements executed on November 30, 2007, except for the following amended terms:

•	The Exchanged Debenture was revised and the debenture repayment schedule is as follows:

NAME OF HOLDER	ORIGINAL PRINCIPAL AMOUNT OF DEBENTURE	PRINCIPAL AND INTEREST PAYMENT DUE ON EXECUTION OF AMENDMENT [1]	NEW PRINCIPAL AMOUNT OF AMENDED AND EXCHANGE DEBENTURE [2]	SEPTEMBER 30, 2009 MANDATORY REDEMPTION AMOUNT [3]	DECEMBER 31, 2009 MANDATORY REDEMPTION AMOUNT [4]	MARCH 31, 2010 MANDATORY REDEMPTION AMOUNT [5]
Alpha	$500,000	$87,604	$425,000	$100,000	$250,000	$125,000
Ancora	$333,333	$58,403	$283,333	$66,667	$166,667	$83,333
Enable Growth	$424,667	$74,405	$360,967	$84,933	$212,333	$106,167
Enable Opportunity	$50,000	$8,760	$42,500	$10,000	$25,000	$12,500
Excalibur	$300,000	$52,563	$255,000	$60,000	$150,000	$75,000
Pierce Diversified	$25,000	$4,380	$21,250	$5,000	$12,500	$6,250
Whalehaven	$550,000	$96,365	$467,500	$110,000	$275,000	$137,500
Total	$2,183,000	$382,480	$1,855,550	$436,600	$1,091,500	$545,750

[1] 15% of current principal amount of $327,450 plus accrued interest due through March 31, 2009 of $55,030.

[2] 85% of current principal amount.

[3] 20% of current principal amount.

[4] 50% of current principal amount.

[5] 25% of current principal amount (includes a 10% mandatory default payment of $218,300)

Pursuant to the repayment schedule, unless the Exchanged Debenture is paid in full on or before December 31, 2009, the March 31, 2010 Monthly Redemption Amount will include a premium equal to 10% of the principal amount of the Exchanged Debenture outstanding immediately prior to the consummation of the Amendment Agreement amounting to $218,300.

•	The conversion price in effect on any will be equal to $0.10.

•	the exercise price per share of common stock for the original 6,345,930 warrants issued pursuant to the Securities Purchase Agreement dated November 30, 2007 was lowered from $0.50 to $0.10.

•

Subject to certain terms and conditions therein, as a result of the changes made to Rule 144 promulgated under the Securities Act of 1933, as amended which were effective February 15, 2008, the Company’s obligations, pursuant to the Registration Rights Agreement, by and among the Company and each of the debenture holders, to maintain a registration statement to register the shares of common stock issuable upon conversion and/or cashless exercise of the Exchanged Debentures and the warrants (collectively, the “Eligible Securities”), were waived, so long as (a) the Company is in compliance with the current public information requirement under Rule 144 and (a) the debenture holder may sell the Eligible Securities without any restriction or limitation under Rule 144 or other applicable exemption as of that date.

•

the warrant may also be exercised at such time by means of a “cashless exercise” in which the holder shall be entitled to receive a certificate for the number of warrant shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the Trading Day immediately preceding the date of such election;

(B) = the Exercise Price of the warrant, as adjusted; and

(X) = the number of Warrant Shares issuable upon exercise of the warrant in accordance with the terms of the warrant by means of a cash exercise rather than a cashless exercise.

•

The Company will pay interest to the debenture holders on the aggregate unconverted and then outstanding principal amount of the Exchanged Debenture at the rate of 14% per annum, payable on each amount then being converted), and on the Maturity Date (each such date, in cash or, as to 28.6% of the applicable interest amount on such Interest Payment Date only (i.e., 4% per annum), at the Company’s option, in shares of common stock at the Interest Conversion Rate provided, however, that payment in shares of common stock may only occur if (i) all of the Equity Conditions have been met (unless waived by the holder in writing) during the 20 Trading Days immediately prior to the applicable Interest Payment Date (the “Interest Notice Period”) and through and including the date such shares of common stock are actually issued to the holder, (ii) the Company shall have given the holder notice in accordance with the notice requirements set forth below and (iii) as to such Interest Payment Date, prior to such Interest Notice Period (but not more than 5 Trading Days prior to the commencement of such Interest Notice Period), the Company shall have delivered to the debenture holder’s account with The Depository Trust Company a number of shares of common stock to be applied against such Interest Share Amount equal to the quotient of (x) the applicable Interest Share Amount divided by (y) the then Conversion Price.

•	The debenture holders waive any liquidated damages that were due pursuant to Securities Purchase Agreements dated November 30, 2007.

As set forth above, upon the execution of the Amendment Agreement, the Company was required to pay the debenture holders in the aggregate, $382,481 (“Initial Installment”). To date, the Initial Installment has not been made by the Company to the Holders. The debenture holders have agreed to extend the payment date of the Initial Installment to July 24, 2009 without penalty. In the event that the Initial Installment is not made on or before July 24, 2009, in addition to any legal remedies the debenture holders may have against the Company, the parties agree that the following shall be immediately deemed to have occurred without any further action by any party:

•	The Conversion Price of the Exchanged Debentures (in addition to the amendments made pursuant to the Amendment) shall be reduced to $0.07, subject to adjustment therein.

•

The Company shall immediately issue to each debenture holder an additional warrants to purchase up to a number of shares of common stock equal to the number of Warrant Shares underlying warrants now held by such debenture holder (an aggregate 6,345,930 warrants), with a term of 5 years and an exercise price of $0.10.

The Jin Ma Companies are still working with SAFE and expects the funds to be released in the near future. Cash on deposit in China is subject to the regulations of the PRC which restricts the transfer of cash from that country, except under certain specific circumstances. The Company has been advised by Mr. Yang that these currency laws have served to hinder the Jin Ma Companies’ability to repay the Company the funds necessary to conclude the restructure of the debentures.

At March 31, 2009 the Company had recorded liabilities of an aggregate of $2,581,300 which includes $2,183,000 principal amount of the debentures, $55,000 of accrued but unpaid interest, accrued default interest of $218,300, and $125,000 in liquidated damages related to the registration rights granted the investors in the offering. Pursuant to current amended agreements with debenture holders, during the nine months ended March 31, 2009, the Company accrued default interest of $218,300 representing 10% of the outstanding principal balance which is the amount of default payments that is due pursuant to the amended agreements. If the Company pays the initial installment prior to July 24, 2009 and the principal balance of $2,183,000 prior to December 31, 2009, the 10% penalty will be waived.

If the Company is not able to makes its installment payments pursuant to the amended agreements, the Company may need to accrue an aggregate default penalty liability of $654,900 and will begin to accrue interest at 18% per annum. In addition to potential other damages, as a result of the pledge of shares of the Company’s common stock by the Company’s principals to the debenture holders, should the debenture holders continue their efforts to foreclose upon this collateral, a controlling interest in the Company will be obtained by the debenture holders.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.2	Form of Amended and Restated 14% Secured Convertible Debenture due March 31, 2010.

10.24	Form of Debenture and Warrant Amendment Agreement dated May 18, 2009.

10.25	Form of Letter Agreement dated June 26, 2009 with the debenture holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: July 6, 2009	By:	/s/ Adam Wasserman Adam Wasserman, Chief Financial Officer